UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  April 28, 2000


                      Commission File Number 000-27852

                       PLATINUM ENTERTAINMENT, INC.
           (Exact name of registrant as specified in its charter)

                Delaware                            36-3802328
            (State or other jurisdiction of     (I.R.S. Employer
             incorporation or organization)      Identification No.)

                              2001 Butterfield Road
                            Downers Grove, Illinois 60515
           (Address of principal executive offices, including zip code)

                                (630) 769-0033
               (Registrant's telephone number, including area code)

Item 5. Other Events.

Platinum Entertainment, Inc. (Company) announced today it has received notification from The Nasdaq-Amex Market Group, Inc. (Nasdaq) that the Company no longer meets certain continued listing requirements of the Nasdaq National Market. As disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on April 14, 2000, the Company's net tangible assets at December 31, 1999, were below the required $4,000,000 for continued listing. Nasdaq also has requested that the Company provide its specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements by May 10, 2000. The Company will respond to Nasdaq in the required time frame.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Platinum Entertainment, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 1st day of May, 2000.

                                   PLATINUM ENTERTAINMENT, INC.



                                    By:	/s/ STEVEN DEVICK
                                            Steven Devick
                                            Chairman of the Board, President
                                            and Chief Executive Officer